State of Delaware
Secretary of State
Division of Corporations
Delivered 10:26 AM 10/01/2012
FILED 10:26 AM 10/01/2012
SRV 121083323 - 2965481 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ASURA DEVELOPMENT GROUP, INC.

WITH AND INTO

IA GLOBAL, INC.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

IA Global, Inc., a Delaware corporation (the "**Corporation**"), does hereby certify to the following facts relating to the merger (the "**Merger**") of Asura Development Group, Inc., a newly formed Delaware corporation (the "**Subsidiary**"), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name of Asura Development Group, Inc., and with no other changes:

FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the "**DGCL**"). The Subsidiary is incorporated by the Corporation as sole shareholder, in the State of Delaware pursuant to the DGCL.

SECOND: The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Corporation, by the following resolutions duly, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL:

" WHEREAS, the Corporation desires to change its name to "Asura Development Group, Inc." (the "**Name Change**") pursuant to Section 253(b) of the DGCL;

WHEREAS, in order to effect the Name Change, the Corporation has incorporated the Subsidiary, with the name Asura Development Group, Inc. under the General Corporation Law and has acquired and does own all one hundred (100) shares of common stock, par value of $.001 per share, of the Subsidiary (collectively, the "**Incorporation**");

WHEREAS, following the effectiveness of the Incorporation, the Corporation owns all of the outstanding shares of the capital stock of the Subsidiary; and

WHEREAS, in order to effect the Name Change the Board of Directors of the Corporation has deemed it advisable that the Subsidiary be merged with and into the Corporation (the "**Merger**") pursuant to Section 253 of the DGCL following the effectiveness of the Incorporation.

NOW, THEREFORE, BE IT AND IT HEREBY IS:

RESOLVED, that the Incorporation is hereby authorized and approved in all respects, and any actions taken thereto or with respect hereof are ratified, confirmed and adopted in all respects; and be it further

RESOLVED, that following the Incorporation, the Corporation is hereby authorized to, and hereby does merge itself into the Subsidiary with the Corporation as the sole surviving entity, and assume its obligations pursuant to Section 253 of theDGCL, and, does hereby adopt the name of the Subsidiary, Asura Development Group, Inc. thereby, without any further action on the part of any other person or shareholder; and be it further

RESOLVED, that no other change is made to the Corporation other than the Name Change; and be it further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $0.001 per share, of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and be it further

RESOLVED, that, upon effectiveness of the Merger and by virtue thereof, the name of the Corporation shall be changed to "**Asura Development Group, Inc.**" and, the Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to be and read, and hereby is amended to be and read in its entirety as follows:

' ARTICLE I

The name of the Corporation is **Asura Development Group, Inc.** (the "**Corporation**").'

and be it further

RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed, in the name and on behalf of the Corporation, to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Incorporation, Merger and resultant Name Change, and, that any actions taken by any of them or by their agents in connection with the foregoing are hereby ratified, confirmed and adopted as the acts of the Corporation; and be it further

RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed, following the effectiveness of the

Incorporation, to make, execute and acknowledge, in the name and under the corporate seal of the Corporation, a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge the Subsidiary into the Corporation and to assume its obligations and to so change the name of the Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware, and to do all other acts and things and file all documents or instruments whatsoever that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger and Name Change."

FOURTH: The Corporation shall be the surviving corporation of the Merger.

FIFTH: this Certificate of Ownership and Merger and the resulting Name Change, shall be effective at 9:00, E.S.T. on September 24, 2012, for accounting purposes only.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 24 day of September 2012.

IA GLOBAL, INC.

By: ______________

Name: Brian Hoekstra

Date: September 24, 2012